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                                                                  EXHIBIT 11(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us under the heading "Other Information - Independent Accountants" in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 46 to the registration statement on form N-1A.


/s/ PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York
May 27, 1998